Exhibit 77K
Kemper-Dreman Fund, Inc.
Form N-SAR for the period ended 12/31/95
File No. 811-5385



                                   March 1, 1996



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

     We have read Exhibit 77K of Form N-SAR for Kemper-Dreman Fund, Inc. dated December 31, 1995, which is required under Item 304 of Regulation S-K, and are in agreement with the statements contained in paragraphs two and three therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                   TAIT, WELLER & BAKER